EXHIBIT 99.1

             Washington Mutual Announces Record Quarterly Earnings;
                   Board of Directors Increases Cash Dividend

     SEATTLE -- Washington Mutual, Inc. (NYSE: WM) today announced record quarterly earnings of $950 million, or 98 cents per diluted share, for the quarter ended March 31, 2002, up 29 percent on a per share basis from $641 million, or 76 cents per diluted share for the same period a year ago.

     Earnings for the first quarter of 2002 included results of the former Dime Bancorp, Inc. (Dime), which the company acquired on Jan. 4, and results of the former operations of HomeSide Lending, Inc. (HomeSide), the U.S. mortgage unit of the National Australia Bank Limited, which Washington Mutual acquired in an asset acquisition on March 1. Both acquisitions were accounted for as purchase transactions. In 2002, new accounting rules under generally accepted accounting principles (GAAP) eliminated the amortization of goodwill. The impact of goodwill amortization to net income in the first quarter of 2001 was $29 million, or 3 cents per diluted share. (Year-over-year comparisons reflect the three acquisitions completed in 2001.)

         In addition to the exceptional earnings growth, highlights of the recently completed quarter include:

          o A net interest margin of 3.74 percent and a higher average earning asset base combined to produce a 76 percent increase in net interest income over last year;

          o    A return on common equity of 20.68 percent;

          o Record quarterly checking account growth of 327,598, excluding accounts acquired from Dime;

          o Record depositor and other retail banking fees of $361 million, up 29 percent from last year;

          o Record loan volume of $65.27 billion, including a 187 percent increase in total single-family residential (SFR) loan volume and a 39 percent increase in non-SFR loan volume from the first quarter of 2001.

     "Washington Mutual has entered 2002 on a very solid note," said Kerry Killinger, the company's chairman, president and CEO. "We are extremely proud of our first quarter results and everything that our employees have accomplished. We look forward to continuing to profitably grow our national franchises while creating value for our shareholders over the long term."

BOARD OF DIRECTORS INCREASES  DIVIDEND

     Based on the company's continued strong operating fundamentals and financial performance, Washington Mutual's Board of Directors declared a cash dividend of 26 cents per share on the company's common stock, up from 25 cents per share in the previous quarter. Dividends on the common stock are payable May 15, 2002 to shareholders of record as of April 30, 2002. The board also declared a $0.90625 dividend on Washington Mutual's Series H Preferred Stock which, together with a related purchase contract adjustment payment of $0.09375, will result in an aggregate payment of $1.00 on each unit of the company's Premium Income Equity Securities (PIES). These amounts are payable on May 16, 2002, to shareholders of record as of May 15, 2002.

FIRST QUARTER RESULTS

Net Interest and Noninterest Income

     A favorable net interest margin and the addition of the previously mentioned acquisitions helped fuel an increase in net interest income of 76 percent to $2.40 billion in the first quarter of 2002 versus $1.36 billion a year earlier.

     The net interest  spread for the quarter was 3.60  percent,  compared  with
2.29 percent for the same period last year. The margin was 3.74 percent in the most recent quarter versus 2.65 percent in the first quarter of 2001.

     Depositor and other retail banking fees were a record $361 million, up 29 percent from $279 million a year earlier. Much of this increase in banking fees was the result of a much higher base of retail checking accounts year over year. During the most recent quarter, retail checking accounts grew on a net basis by 686,444, which included 358,846 checking accounts acquired from Dime. Additionally, Washington Mutual's new Platinum Checking accounts added significantly to the net increase in the number of retail checking accounts.

     Although mortgage rates trended slightly upward as the first quarter progressed, fixed-rate SFR loan volume remained strong. This led to a strong gain from SFR mortgage loans of $231 million, compared with fourth quarter's record gain of $287 million.

         During the quarter, the company recorded an increase in mortgage servicing rights (MSR) of $1.71 billion, reflecting the acquisition of Dime, strong loan origination volume and slightly lower loan pay-off volume.

Lending

     Washington Mutual's substantial loan origination capacity, enhanced by recent acquisitions produced total loan volume of $65.27 billion for the quarter, up 10 percent from $59.12 billion in the fourth quarter of 2001.

     Total SFR loan volume was $59.16 billion, up 8 percent from $54.83 billion in the fourth quarter of 2001. The increase was a result of a 29 percent increase in adjustable-rate mortgage volume over the fourth quarter. Non-SFR volume totaled a record $6.11 billion for the most recent quarter, up 42 percent from the fourth quarter volume of $4.29 billion.

Efficiency Ratio

     The efficiency ratio (defined as total noninterest expense, excluding amortization of goodwill in prior periods and other intangible assets, as a percentage of net interest income, noninterest income and the extraordinary item) was 46.96 percent in the most recent quarter compared with 46.33 percent in the first quarter of last year. The efficiency ratio, while up slightly from the previous quarter's 44.99 percent, reflected the additions of the former Dime and HomeSide operations, which are in the early stages of their integrations into Washington Mutual.

     Noninterest expense totaled $1.53 billion in the first quarter of 2002, which is higher than $1.01 billion in the previous year principally because of the company's acquisitions.

Credit Quality Remains Steady

     Killinger said that credit quality, a key focus for Washington Mutual, remains solid and in line with the company's expectations. Although nonperforming assets (NPAs) increased from the previous quarter, the rate of growth in NPAs appears to be decreasing from its high during the second half of 2001 due to the recovering national economy and continued strong housing demand.

     During the quarter, NPAs increased by $399 million to $2.78 billion at March 31, 2002, but reflected the addition of $108 million of NPAs from the former Dime. Excluding Dime, the increase in NPAs was $291 million in the first quarter of 2002, down from the increase of $349 million in fourth quarter of 2001. NPAs represented 1.01 percent of total assets at March 31, 2002.

     Reflecting the company's current view that growth in the NPAs may have peaked in previous quarters, the provision for loan and lease losses was $175 million, versus $200 million in the fourth quarter of 2001. Net loan charge offs for the first quarter were $99 million, holding steady with the fourth quarter level of $97 million. However, net loan charge offs as a percentage of average loans improved from 0.25 percent in the fourth quarter of 2001 to 0.23 percent at March 31, 2002.

     "Given Washington Mutual's credit risk profile, which is heavily weighted toward single-family residential mortgages, management believes it is adequately reserved," Killinger added.

Balance Sheet and Capital Management

     Consolidated assets at March 31, 2002 were $275.22 billion, compared with $242.51 billion at Dec. 31, 2001. The acquisitions during the first quarter added approximately $32.60 billion of assets to Washington Mutual's balance sheet.

     At March 31, 2002, balances of transaction deposits, including checking, savings and money market deposits, represented 68 percent of total deposits, compared with 66 percent at Dec. 31, 2001. Total deposits were $129.01 billion at the end of the first quarter, up from $107.18 billion at Dec. 31, 2001. The company's recent acquisitions contributed approximately 70 percent of this growth, while organic growth contributed 30 percent.

     Stockholders' equity at March 31, 2002 was $18.13 billion, or 6.6 percent of consolidated assets at March 31, 2002. In addition, the capital ratios of the company's banking subsidiaries continued to exceed federal regulatory requirements for classification as "well-capitalized" institutions, the highest regulatory standard.

Company Updates

     o The company announced today that Denver, Colorado has been selected as the newest site for its innovative Occasio financial stores. Washington Mutual will complement its existing mortgage lending presence in the Greater Denver area with up to 30 financial stores. The first 20 stores are scheduled to open this year.

     o Earlier, Washington Mutual announced plans to open up to 40 Occasio financial stores in the Greater New York area over the next year, extending its existing branch network of more than 120 retail financial centers in the market and complementing its strong mortgage position in New York/New Jersey.

     o The company recently converted the loan servicing records of the former mortgage operations of Fleet Financial, Inc. While a few post-conversion activities remain to be completed, the company said it anticipates a successful integration.

Outlook

     "We expect to deliver another year of strong profitability in 2002," Killinger said. "While it appears that the net interest margin will likely trend toward a more normalized level as the year progresses, we anticipate that the solid business fundamentals that exist in all of our key businesses will produce another successful year."

     "Our primary focus in 2002 is on gaining further efficiencies from our recent acquisitions, continuing strong momentum in our internal growth and making further progress toward our long-term goal of building the nation's top financial services company focused on the middle-market consumer."

     With a history dating back to 1889, Washington Mutual is a national financial services company that provides a diversified line of products and services to consumers and small- to mid-sized businesses. At March 31, 2002, Washington Mutual and its subsidiaries had assets of $275.22 billion. Washington Mutual currently operates more than 2,400 consumer banking, mortgage lending, commercial banking, consumer finance and financial services offices throughout the nation. Washington Mutual's press releases are available at www.wamu.com.

     A live webcast of the company's quarterly earnings conference call will be held on Wednesday, April 17 at 10:30 a.m. Eastern Time at www.wamu.com or via phone at 1-888-455-9641. A recording of the conference call will be available after 1 p.m. Eastern Time on Wednesday, April 17, 2002 through 2:59 a.m. Eastern Time on Saturday, April 27 at 1-800-666-8092. Callers from outside the United States may dial 1-402-220-0267.

Forward-Looking Statements

This press release contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to statements about our plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts. When used in this press release, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements for the reasons, among others, discussed under the heading, "Business Factors That May Affect Future Results" in Washington Mutual's 2001 Annual Report on Form 10-K which include: (1) changes in general business and economic conditions may significantly affect our earnings; (2) the risk of our inability to effectively manage the volatility of our mortgage banking business could adversely affect our earnings; (3) the risk of our inability to effectively integrate the operations and personnel of companies we have acquired could adversely affect our earnings and financial condition; (4) the concentration of our operations in California could adversely affect our earnings and financial condition if the California economy or real estate market declines; (5) competition from other financial services companies in all our markets could make it a bigger challenge for us to achieve our financial goals; and (5) changes in the regulation of financial services companies could adversely affect our business.

                                      # # #


Media Contact:             Alan Gulick
                           (206) 377-3637
                           alan.gulick@wamu.net

Investor Contacts:         JoAnn DeGrande
                           (206) 461-3186
                           joann.degrande@wamu.net

                           Ruthanne King
                           (206) 461-6421
                           ruthanne.king@wamu.net


WM-1
                            Washington Mutual, Inc.
                      Consolidated Statements of Income
                 (dollars in millions, except per share data)
                                 (unaudited)

                                                                                                 Quarter Ended
-------------------------------------------------------------------------------------------------------------------------------
                                                                                   Mar. 31,          Dec. 31,         Mar. 31,
                                                                                       2002              2001             2001
-------------------------------------------------------------------------------------------------------------------------------

Interest Income
   Loans                                                                            $ 2,854           $ 2,690          $ 2,811
   Available-for-sale ("AFS") securities                                                947               776            1,032
   Other interest and dividend income                                                    82                59               71
-------------------------------------------------------------------------------------------------------------------------------
      Total interest income                                                           3,883             3,525            3,914
Interest Expense
   Deposits                                                                             648               649              887
   Borrowings                                                                           839               849            1,668
-------------------------------------------------------------------------------------------------------------------------------
      Total interest expense                                                          1,487             1,498            2,555
-------------------------------------------------------------------------------------------------------------------------------
          Net interest income                                                         2,396             2,027            1,359
Provision for loan and lease losses                                                     175               200               82
-------------------------------------------------------------------------------------------------------------------------------
          Net interest income after provision for loan and lease losses               2,221             1,827            1,277
Noninterest Income
   Depositor and other retail banking fees                                              361               353              279
   Securities fees and commissions                                                       82                77               72
   Insurance income                                                                      47                29               20
   Single-family residential ("SFR") mortgage banking income (expense)                  393              (690)             273
   Portfolio loan related income                                                         65                60               32
   (Loss) gain from sale of other AFS securities                                       (298)              392              (49)
   Other income                                                                          83               113              123
-------------------------------------------------------------------------------------------------------------------------------
       Total noninterest income                                                         733               334              750
Noninterest Expense
   Compensation and benefits                                                            690               535              416
   Occupancy and equipment                                                              288               228              184
   Telecommunications and outsourced information services                               139               119              106
   Depositor and other retail banking losses                                             50                45               30
   Amortization of goodwill                                                               -                34               29
   Amortization of other intangible assets                                               25                11                7
   Professional fees                                                                     55                63               37
   Advertising and promotion                                                             44                50               32
   Other expense                                                                        238               246              172
-------------------------------------------------------------------------------------------------------------------------------
       Total noninterest expense                                                      1,529             1,331            1,013
-------------------------------------------------------------------------------------------------------------------------------
           Income before income taxes and extraordinary item                          1,425               830            1,014
Income taxes                                                                            521               295              373
-------------------------------------------------------------------------------------------------------------------------------
Income before extraordinary item                                                        904               535              641
Extraordinary item - gain on extinguishment of securities sold under agreements to repurchase, net of taxes of $28 million for quarter ended March 31, 2002,
   and $189 million for quarter ended December 31,  2001                                 46               307                -
-------------------------------------------------------------------------------------------------------------------------------
Net Income                                                                            $ 950             $ 842            $ 641
===============================================================================================================================
Net Income Attributable to Common Stock                                               $ 948             $ 840            $ 640
===============================================================================================================================

Basic earnings per common share:
   Income before extraordinary item                                                  $ 0.95            $ 0.62           $ 0.77
   Extraordinary item                                                                  0.05              0.36                -
   Net income                                                                          1.00              0.98             0.77

Diluted earnings per common share:
   Income before extraordinary item                                                  $ 0.93            $ 0.62           $ 0.76
   Extraordinary item                                                                  0.05              0.35                -
   Net income                                                                          0.98              0.97             0.76

Dividends declared per common share                                                  $ 0.25            $ 0.24           $ 0.21
Basic weighted average number of common shares outstanding (in thousands)           947,653           856,014          827,139
Diluted weighted average number of common shares outstanding (in thousands)         963,242           868,951          837,125


WM-2
                         Washington Mutual, Inc.
              Consolidated Statements of Financial Condition
               (dollars in millions, except per share data)
                               (unaudited)

                                                                                 Mar. 31, 2002    Dec. 31, 2001   Mar. 31, 2001
-------------------------------------------------------------------------------------------------------------------------------
Assets
  Cash and cash equivalents                                                         $ 8,052         $ 6,044          $ 2,963
  AFS securities:
      Mortgage-backed securities ("MBS")                                             24,347          28,568           46,483
      Investment securities                                                          42,951          29,781            9,199
  Loans held for sale                                                                23,317          23,842           13,850
  Loans:
      Loans held in portfolio                                                       146,364         132,991          132,460
      Allowance for loan and lease losses                                            (1,621)         (1,404)          (1,158)
-----------------------------------------------------------------------------------------------------------------------------
        Total loans held in portfolio, net of allowance for loan and lease losses   144,743         131,587          131,302
  Mortgage servicing rights ("MSR")                                                   7,955           6,241            3,456
  Investment in Federal Home Loan Banks ("FHLBs")                                     4,317           3,873            3,707
  Goodwill                                                                            5,970           1,981            2,011
  Other assets                                                                       13,571          10,589            6,954
-----------------------------------------------------------------------------------------------------------------------------
        Total assets                                                              $ 275,223       $ 242,506        $ 219,925
=============================================================================================================================

Liabilities
  Deposits:
     Checking accounts                                                             $ 53,376        $ 37,736         $ 19,237
     Savings accounts and money market deposit accounts ("MMDAs")                    34,378          32,484           38,792
     Time deposit accounts                                                           41,256          36,962           35,306
-----------------------------------------------------------------------------------------------------------------------------
        Total deposits                                                              129,010         107,182           93,335
  Federal funds purchased and commercial paper                                        4,018           4,690            4,030
  Securities sold under agreements to repurchase ("repurchase agreements")           44,789          39,447           29,514
  Advances from FHLBs                                                                61,734          61,182           66,780
  Other borrowings                                                                   14,238          12,576           10,216
  Other liabilities                                                                   3,204           3,264            3,612
-----------------------------------------------------------------------------------------------------------------------------
        Total liabilities                                                           256,993         228,341          207,487
Redeemable preferred stock                                                              102             102              102
Stockholders' equity                                                                 18,128          14,063           12,336
-----------------------------------------------------------------------------------------------------------------------------
        Total liabilities and stockholders' equity                                $ 275,223       $ 242,506        $ 219,925
=============================================================================================================================

Common shares outstanding at end of period (in thousands) (1)                       973,590         873,089          877,131
Book value per common share                                                          $18.97          $16.45           $14.36
Tangible book value per common share                                                  12.55           14.18            12.14

Full-time equivalent employees at end of period                                      49,039          39,465           33,525

---------------
(1)  Includes 18 million  shares  held in escrow  that were not  included in the book value per share calculations.


WM-3
                       Washington Mutual, Inc.
                   Selected Financial Information
          (dollars in millions, except for per share data)
                             (unaudited)



                                                                                         Quarter Ended
---------------------------------------------------------------------------------------------------------------------
                                                                            Mar. 31,        Dec. 31,        Mar. 31,
                                                                                2002            2001            2001
---------------------------------------------------------------------------------------------------------------------
Basic and Diluted Weighted Average Number of Common Shares Outstanding (in thousands)
Basic weighted average number of common shares outstanding                   947,653         856,014         827,139
   Dilutive effect of potential common shares from:
       Stock options                                                           8,602           6,726           9,183
       Premium Income Equity SecuritiesSM                                      1,360           1,268             803
       Trust Preferred Income Equity Redeemable SecuritiesSM                   5,627           4,943               -
---------------------------------------------------------------------------------------------------------------------
                                                                              15,589          12,937           9,986
---------------------------------------------------------------------------------------------------------------------
Diluted weighted average number of common shares outstanding                 963,242         868,951         837,125
=====================================================================================================================




                                                                                         Quarter Ended
---------------------------------------------------------------------------------------------------------------------
                                                                                        Mar. 31, 2002   Mar. 31, 2001
---------------------------------------------------------------------------------------------------------------------
Stockholders' Equity Rollforward
Balance, beginning of period                                                                $ 14,063        $ 10,166
Net income                                                                                       950             641
Other comprehensive (loss) income, net of tax                                                   (412)            225
Cash dividends declared on common stock                                                         (243)           (168)
Cash dividends declared on redeemable preferred stock                                             (2)             (1)
Common stock repurchased and retired                                                               -               -
Common stock warrants issued, net of costs                                                         -               -
Common stock issued for acquisitions                                                           3,685           1,389
Common stock issued                                                                               87              84
---------------------------------------------------------------------------------------------------------------------
Balance, end of period                                                                      $ 18,128        $ 12,336
=====================================================================================================================

WM-4
                    Washington Mutual, Inc.
                Selected Financial Information
        (dollars in millions, except per share amounts)
                          (unaudited)


                                                                                               Quarter Ended
----------------------------------------------------------------------------------------------------------------------------
                                                                                  Mar. 31,       Dec. 31,       Mar. 31,
                                                                                      2002           2001           2001
----------------------------------------------------------------------------------------------------------------------------
Reported Financial Results

  Net income                                                                       $   950        $   842        $   641
  Net income per common share                                                      $  1.00        $  0.98        $  0.77
  Net income per diluted common share                                                 0.98           0.97           0.76

  Financial ratios on reported financial results:
    Return on average assets                                                         1.34%          1.43%          1.21%
    Return on average common equity                                                  20.68          23.36          22.34
    Efficiency ratio(1), excluding amortization of other intangible assets           46.96          44.99  (2)     46.33  (2)
    Efficiency ratio(1), including amortization of other intangible assets           47.75          46.58  (3)     48.04  (3)

                                                                                               Quarter Ended
----------------------------------------------------------------------------------------------------------------------------
                                                                                  Mar. 31,       Dec. 31,       Mar. 31,
                                                                                      2002           2001           2001
----------------------------------------------------------------------------------------------------------------------------
Pro Forma (4)
Income before income taxes and extraordinary item                                 $  1,425       $    830       $  1,014
Amortization of goodwill                                                                 -             34             29
----------------------------------------------------------------------------------------------------------------------------
Income before income taxes and extraordinary item,
 excluding amortization of goodwill                                                  1,425            864          1,043
Income tax expense                                                                    (521)          (298)          (376)
----------------------------------------------------------------------------------------------------------------------------
Net income before extraordinary item, excluding amortization of goodwill               904            566            667
Extraordinary item, net of taxes                                                        46            307              -
Redeemable preferred stock dividends                                                    (2)            (2)            (1)
----------------------------------------------------------------------------------------------------------------------------
Net income attributable to common stock, excluding amortization of goodwill       $    948       $    871       $    666
============================================================================================================================
Earnings per diluted common share, excluding amortization of goodwill             $   0.98       $   1.00       $   0.79
------------------------------------
(1)  Includes extraordinary item.
(2)  Excludes amortization of goodwill.
(3)  Includes amortization of goodwill.
(4)  Represents pro forma impact to quarter-to-date December 31, 2001 and March
     31, 2001 net income assuming that the adoption of Statement of Financial
     Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible
     Assets, which eliminates the amortization of goodwill from net income, was applied to all periods presented. SFAS No. 142 became effective on January
     1, 2002.

WM-5
                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                                                                   Quarter Ended
--------------------------------------------------------------------------------------------------------------------------
                                                             Mar. 31, 2002          Dec. 31, 2001          Mar. 31, 2001
                                                           Balance      Rate      Balance      Rate      Balance      Rate
--------------------------------------------------------------------------------------------------------------------------
Average Balances and Weighted Average Interest Rates
Assets
Earning assets:
    Loans(1)(2)
        SFR                                               $ 114,792      6.07%    $103,594      6.39%     $ 91,167     7.67%
        Specialty mortgage finance(3)                        10,406      9.59       10,024      9.97         7,471    10.23
-------------------------------------------------------------------             ----------             -----------
            Total SFR                                       125,198      6.36      113,618      6.70        98,638     7.87
    SFR construction(4)                                       2,498      6.62        2,692      7.04         2,445     8.92
    Second mortgage and other consumer:
        Banking subsidiaries                                 14,478      6.84       10,291      7.71         8,796     9.03
        Washington Mutual Finance                             2,557     16.66        2,576     15.91         2,510    16.88
    Commercial business                                       5,647      5.52        5,265      5.91         3,776     8.76
    Commercial real estate:
        Multi-family                                         17,552      6.35       15,929      7.02        16,578     8.30
        Other commercial real estate                          6,840      6.82        4,553      6.78         4,114     8.59
-------------------------------------------------------------------             ----------             -----------
            Total loans                                     174,770      6.54      154,924      6.94       136,857     8.22
    MBS(5)                                                   25,248      5.39       31,188      6.29        53,909     7.10
    Investment securities and other(5)                       55,157      5.04       27,951      4.92         9,552     6.14
-------------------------------------------------------------------             ----------             -----------
            Total earning assets                            255,175      6.11      214,063      6.58       200,318     7.82
Noninterest-earning assets:
    MSR                                                       7,006                  6,517                   2,834
    Goodwill                                                  5,401                  2,125                   1,351
    Other                                                    16,626                 13,630                   8,261
-------------------------------------------------------------------             ----------             -----------
            Total assets                                  $ 284,208               $236,335               $ 212,764
===================================================================             ==========             ===========

Liabilities
Interest-bearing liabilities:
    Deposits:
        Interest-bearing checking                          $ 23,873      2.76     $ 10,897      1.98       $ 6,399     1.83
        Savings accounts and MMDAs                           36,179      1.57       34,174      2.11        34,899     4.08
        Time deposit accounts                                42,033      3.33       38,863      4.22        35,609     5.77
-------------------------------------------------------------------             ----------             -----------
            Total interest-bearing deposits                 102,085      2.57       83,934      3.07        76,907     4.68
    Repurchase agreements                                    53,450      1.62       29,677      2.31        31,043     6.02
    Advances from FHLBs                                      65,302      2.63       64,338      3.17        63,747     6.08
    Federal funds purchased and commercial paper              5,565      1.83        5,163      2.39         5,094     5.84
    Other                                                    14,156      5.10       14,357      3.61        10,370     6.98
-------------------------------------------------------------------             ----------             -----------
            Total interest-bearing liabilities              240,558      2.51      197,469      3.01       187,161     5.53
Noninterest-bearing sources:
    Noninterest-bearing deposits                             21,767                 19,699                  10,739
    Other liabilities                                         3,536                  4,778                   3,408
    Stockholders' Equity                                     18,347                 14,389                  11,456
-------------------------------------------------------------------             ----------             -----------
            Total liabilities and stockholders' equity    $ 284,208               $236,335               $ 212,764
===================================================================             ==========             ===========

  Net interest spread                                                    3.60                   3.57                   2.29
  Impact of noninterest-bearing sources                                  0.14                   0.23                   0.36
  Net interest margin                                                    3.74                   3.80                   2.65
-------------------------------

(1)  Nonaccrual loans were included in the average loan amounts outstanding.
(2) Interest income for loans includes amortization of net deferred loan origination costs of $55 million, $57 million, and $25 million for the quarters ended March 31, 2002, December 31, 2001, and March 31, 2001.
(3) Includes purchased subprime loan portfolios as well as first mortgages originated by Washington Mutual Finance and Long Beach Mortgage.
(4) Includes custom construction loans to the intended occupant of a house to finance the house's construction and residential builder construction loans to borrowers who are in the business of acquiring land and building homes for resale.
(5)  Yield is based on average amortized cost balances.


WM-6
                             Washington Mutual, Inc.
                         Selected Financial Information
                                   (unaudited)


                                                                           Mar. 31,       Dec. 31,        Mar. 31,
                                                                               2002           2001            2001
-------------------------------------------------------------------------------------------------------------------
Capital Adequacy
  Stockholders' equity/total assets                                           6.59%          5.80%           5.61%
  Stockholders' equity (1)/total assets (1)                                    6.80           5.89            5.54
  Tangible common equity (1)(2)                                                4.69           5.14            4.72
  Estimated total risk-based capital (3)                                      11.88          12.87           10.75

--------------------------
(1)  Excludes  unrealized  net gain/loss on  available-for-sale  securities  and derivatives.
(2)  Excludes goodwill and other intangible assets.
(3)  Estimate of what WMI's total risk-based  capital ratio would be if it was a bank holding  company that  complies  with Federal  Reserve  Board  capital requirements.



                                                                           Mar. 31,       Dec. 31,        Mar. 31,
                                                                               2002           2001            2001
-------------------------------------------------------------------------------------------------------------------
Retail Checking Accounts (4)
    WMB and WMBfsb                                                        1,218,440      1,182,385       1,119,736
    WMB, FA                                                               5,318,195 (5)  4,667,806       4,159,860  (6)
-------------------------------------------------------------------------------------------------------------------
      Total retail checking accounts                                      6,536,635      5,850,191       5,279,596
===================================================================================================================

Retail Checking Account Activity (4)
Net accounts opened during the quarter:
    WMB and WMBfsb                                                           36,055         23,739          14,789
    WMB, FA                                                                 650,389 (5)    166,577         415,665  (6)
-------------------------------------------------------------------------------------------------------------------
  Net new retail checking accounts                                          686,444        190,316         430,454
===================================================================================================================


(4)  Retail  checking  accounts  exclude  commercial   business  accounts.   The
     information provided refers to the number of accounts, not dollar volume.
(5)  Includes 358,846 checking accounts acquired from Dime.
(6)  Includes 271,183 checking accounts acquired from Bank United Corp.


                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)


                                                                                         Quarter Ended
---------------------------------------------------------------------------------------------------------------------
                                                                             Mar. 31         Dec. 31,        Mar. 31
                                                                                2002             2001           2001
---------------------------------------------------------------------------------------------------------------------
Loan Volume
  SFR:
     Adjustable rate ("ARMs")                                               $ 16,608         $ 12,891        $ 7,245
     Fixed rate                                                               39,231           39,280         11,161
     Specialty mortgage finance (1)                                            3,320            2,654          2,233
---------------------------------------------------------------------------------------------------------------------
        Total SFR loan volume                                                 59,159           54,825         20,639
  SFR construction:
     Builder (2)                                                                 417              186          1,075
     Custom (3)                                                                   96              118            122
  Second mortgage and other consumer:
     Banking subsidiaries                                                      3,720            2,318          1,335
     Washington Mutual Finance                                                   452              518            449
  Commercial business                                                            643              501            756
  Commercial real estate:
     Multi-family                                                                599              561            480
     Other commercial real estate                                                183               89            180
---------------------------------------------------------------------------------------------------------------------
        Total loan volume                                                   $ 65,269         $ 59,116       $ 25,036
=====================================================================================================================

Loan Volume by Channel
  Originated                                                                $ 43,120         $ 35,138       $ 20,409
  Purchased/Correspondent                                                     22,149           23,978          4,627
---------------------------------------------------------------------------------------------------------------------
        Total loan volume by channel                                        $ 65,269         $ 59,116       $ 25,036
=====================================================================================================================

Refinancing Activity (4)
  SFR:
     ARMs                                                                   $ 14,157         $ 10,623        $ 4,321
     Fixed rate                                                               25,933           27,264          6,291
  SFR construction                                                                13                7              6
  Second mortgage and other consumer                                             641              149             58
  Commercial real estate                                                         370              315            195
---------------------------------------------------------------------------------------------------------------------
        Total refinances                                                    $ 41,114         $ 38,358       $ 10,871
=====================================================================================================================

SFR Loan Originations(5)
  Short-term ARMs:
     Treasury indices                                                        $ 6,284          $ 5,606        $ 5,228
     COFI                                                                        691              429            514
     Other                                                                        40               48              2
---------------------------------------------------------------------------------------------------------------------
        Total short-term ARMs                                                  7,015            6,083          5,744
  Medium-term ARMs                                                             8,393            6,383          1,312
  Fixed-rate mortgages                                                        19,796           16,840          7,977
---------------------------------------------------------------------------------------------------------------------
        Total SFR loan originations                                         $ 35,204         $ 29,306       $ 15,033
=====================================================================================================================

(1) Includes purchased subprime loan portfolios as well as first mortgages originated by Washington Mutual Finance and Long Beach Mortgage.
(2) Represents residential builder construction loans to borrowers who are in the business of acquiring land and building homes for resale.
(3) Represents custom construction loans to the intended occupant of a house to finance the house's construction.
(4) Includes loan refinancings entered into by both new and pre-existing loan customers.
(5) Does not include purchased and correspondent SFR loans and specialty mortgage finance loans.

WM-8
                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                                                     Change from
                                                                   Dec. 31, 2001        Mar. 31,       Dec. 31,      Mar. 31,
                                                                to Mar. 31, 2002           2002           2001          2001
-----------------------------------------------------------------------------------------------------------------------------
Loans by Property Type and MBS
  Loans held in portfolio:
     SFR                                                                 $ 4,471       $ 86,492       $ 82,021      $ 83,534
     Specialty mortgage finance(1)                                           723         10,544          9,821         7,399
-----------------------------------------------------------------------------------------------------------------------------
       Total SFR loans                                                     5,194         97,036         91,842        90,933
     SFR  construction:
        Builder(2)                                                          (139)         1,988          2,127         2,575
        Custom(3)                                                            (72)           403            475           425
     Second mortgage and other consumer:
        Banking subsidiaries                                               4,584         15,046         10,462         9,226
        Washington Mutual Finance                                            (13)         2,573          2,586         2,568
     Commercial business                                                    (160)         5,230          5,390         4,863
     Commercial real estate:
        Multi-family                                                       1,620         17,228         15,608        17,090
        Other commercial real estate                                       2,359          6,860          4,501         4,780
-----------------------------------------------------------------------------------------------------------------------------
  Total loans held in portfolio                                           13,373        146,364        132,991       132,460
  Less: allowance for loan and lease losses                                 (217)        (1,621)        (1,404)       (1,158)
  Loans securitized and retained as MBS                                   (1,067)        21,145         22,212        29,116
-----------------------------------------------------------------------------------------------------------------------------
     Total net loans held in portfolio and loans
        securitized and retained as MBS                                   12,089        165,888        153,799       160,418
  Loans held for sale                                                       (525)        23,317         23,842        13,850
-----------------------------------------------------------------------------------------------------------------------------
     Total net loans and loans securitized and retained as MBS            11,564        189,205        177,641       174,268
  Purchased MBS                                                           (3,154)         3,202          6,356        17,367
-----------------------------------------------------------------------------------------------------------------------------
     Total net loans and MBS                                             $ 8,410       $192,407       $183,997     $ 191,635
=============================================================================================================================

(1) Includes purchased subprime loan portfolios as well as first mortgages originated by Washington Mutual Finance.
(2) Represents residential builder construction loans to borrowers who are in the business of acquiring land and building homes for resale.
(3) Represents custom construction loans to the intended occupant of a house to finance the house's construction.

                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                                                                                   Dec. 31, 2001
                                                                                                to Mar. 31, 2002
-----------------------------------------------------------------------------------------------------------------
Rollforward of Loans Held for Sale
  Balance, beginning of period                                                                          $ 23,842
     Loans added through acquisitions                                                                      6,717
     Loans originated and purchased                                                                       44,693
     Loans transferred from MBS                                                                                -
     Loans transferred from loans held in portfolio                                                          383
     Loans sold or securitized                                                                           (51,193)
     Loan payments and other                                                                              (1,125)
-----------------------------------------------------------------------------------------------------------------
  Change in loans                                                                                           (525)
-----------------------------------------------------------------------------------------------------------------
  Balance, end of period                                                                                $ 23,317
=================================================================================================================


Rollforward of Loans Held in Portfolio
  Balance, beginning of period                                                                         $ 132,991
     Loans added through acquisitions                                                                     16,225
     Loans originated and purchased                                                                       20,576
     Loans transferred to loans held for sale                                                               (383)
     Loans securitized                                                                                    (3,938)
     Loan payments and other                                                                             (19,107)
-----------------------------------------------------------------------------------------------------------------
  Change in loans                                                                                         13,373
-----------------------------------------------------------------------------------------------------------------
  Balance, end of period                                                                               $ 146,364
=================================================================================================================

WM-10
                            Washington Mutual, Inc.
                         Selected Financial Information
                             (dollars in millions)
                                  (unaudited)

                                                                                                                   Dec. 31, 2001
                                                                                                                to Mar. 31, 2002
---------------------------------------------------------------------------------------------------------------------------------
Rollforward of Mortgage Servicing Rights ("MSR")
  Balance, beginning of period                                                                                           $ 6,241
     SFR:
       Additions through acquisitions                                                                                        926
       Additions                                                                                                           1,222
       Amortization                                                                                                         (479)
       Impairment recovery                                                                                                    45
       Sales                                                                                                                   -
     Net change in commercial real estate MSR                                                                                  -
---------------------------------------------------------------------------------------------------------------------------------
  Balance, end of period(1)                                                                                              $ 7,955
=================================================================================================================================

Rollforward of Valuation Allowance for MSR Impairment
  Balance, beginning of period                                                                                           $ 1,714
    Impairment recovery                                                                                                      (45)
---------------------------------------------------------------------------------------------------------------------------------
  Balance, end of period                                                                                                 $ 1,669
=================================================================================================================================

Rollforward of Loan Servicing Portfolio with MSR
  Balance, beginning of period                                                                                         $ 378,383
     SFR:
       Additions through acquisitions                                                                                     57,495
       Additions                                                                                                          57,178
       Sales                                                                                                                   -
       Loan payments and other                                                                                           (33,699)
     Net change in commercial real estate loan servicing portfolio                                                            18
---------------------------------------------------------------------------------------------------------------------------------
  Balance, end of period                                                                                               $ 459,375
=================================================================================================================================

                                                                                                                   Mar. 31, 2002
                                                                                                                         Balance
---------------------------------------------------------------------------------------------------------------------------------
Total Servicing Portfolio
     Loan servicing portfolio with MSR                                                                                 $ 459,375
     Loan servicing portfolio without MSR                                                                                  7,666
     Servicing on retained MBS without MSR                                                                                 7,678
     Servicing on owned loans                                                                                            157,109
     Subservicing portfolio                                                                                              170,760
---------------------------------------------------------------------------------------------------------------------------------
  Total servicing portfolio                                                                                            $ 802,588
=================================================================================================================================

                                                                                                   Mar. 31, 2002
                                                                                     --------------------------------------------
                                                                                       Unpaid Principal      Weighted Average
                                                                                           Balance             Servicing Fee
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                              (in basis points,
                                                                                                                 annualized)
Total Servicing Portfolio, Excluding Retained MBS without MSR and Owned Loans
     Government                                                                                 $ 71,409            52
     Agency                                                                                      304,603            43
     Private                                                                                      82,846            52
     Specialty home loans                                                                          8,183            50
---------------------------------------------------------------------------------------------------------------------------------
  Total servicing portfolio, excluding retained MBS without MSR and owned loans(2)             $ 467,041            47
=================================================================================================================================

(1)  At March 31, 2002, aggregate MSR fair value was $7.98 billion.
(2)  Weighted  average coupon (in basis points,  annualized)  was 7.11% at March
     31, 2002.


                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)


                                         Change from
                                        Dec. 31, 2001        Mar. 31,        % of        Dec. 31,     % of       Mar. 31,    % of
                                     to Mar. 31, 2002           2002        total           2001     total          2001    total
---------------------------------------------------------------------------------------------------------------------------------
Real Estate Loans and MBS (1)
     Short-term ARMs:
     COFI                                    $ (1,058)      $ 31,936           20%      $ 32,994        21%     $ 40,913       25%
     Treasury indices                           1,299         35,462           22         34,163        22        42,590       25
     Other                                     (1,467)        12,024 (2)        8         13,491 (2)     9        11,819 (2)    7
----------------------------------------------------------------------------------------------------------------------------------
        Total short-term ARMs                  (1,226)        79,422           50         80,648        52        95,322       57
  Medium-term ARMs                              3,603         45,188           29         41,585        26        31,825       19
  Fixed-rate loans                              2,411         30,096           19         27,685        18        23,508       14
  Other MBS                                    (3,020)         3,559            2          6,579         4        17,106       10
----------------------------------------------------------------------------------------------------------------------------------
        Total real estate loans and MBS       $ 1,768       $158,265          100%      $156,497       100%     $167,761      100%
==================================================================================================================================

(1)  Does not include specialty mortgage finance loans.

(2)  The balance included the following amount of securities retained which bear
     COFI to LIBOR basis risk (dollars in billions):

                          Mar. 31, 2002: $2.8
                          Dec. 31, 2001:  2.9
                          Mar. 31, 2001:  2.7

                                                                       Quarter Ended
-------------------------------------------------------------------------------------------------
                                                             Mar. 31,     Dec. 31,       Mar. 31,
                                                                2002         2001           2001
-------------------------------------------------------------------------------------------------
SFR Mortgage Banking Income (Expense)
  Loan servicing fees                                          $ 475        $ 448          $ 196
  Amortization of MSR                                           (479)        (381)          (123)
  MSR recovery (impairment)                                       45       (1,057)           (64)
  Other, net                                                      21          (52)           (20)
-------------------------------------------------------------------------------------------------
        Net SFR loan servicing income (expense)                   62       (1,042)           (11)
  Loan related income                                             98           49             24
  Gain from mortgage loans                                       231          287            187
  Gain from sale of originated MBS                                 2           16             73
-------------------------------------------------------------------------------------------------
     Total SFR mortgage banking income (expense)               $ 393       $ (690)         $ 273
=================================================================================================

                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                                                                  Mar. 31, 2002                Dec. 31, 2001
-----------------------------------------------------------------------------------------------------------------------------------
                                                                              Balance       Term (1)       Balance      Term (1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                           (in months)                  (in months)
Deposits and Borrowings
  Deposits:
     Noninterest-bearing deposits                                              $ 21,836           N/A       $ 22,441           N/A
     Interest-bearing checking accounts, savings accounts and MMDAs              65,918           N/A         47,779           N/A
     Interest-bearing time deposit accounts                                      41,256            11         36,962            10
-----------------------------------------------------------------------------------------------------------------------------------
         Total deposits(2)                                                      129,010                      107,182
  Borrowings:
     Adjustable                                                                  55,781             2         48,014             2
     Short-term fixed                                                            47,355             2         49,569             1
     Long-term fixed                                                             21,643            63         20,312            72
-----------------------------------------------------------------------------------------------------------------------------------
         Total borrowings                                                       124,779                      117,895
-----------------------------------------------------------------------------------------------------------------------------------
             Total deposits and borrowings                                    $ 253,789                    $ 225,077
===================================================================================================================================

(1) Terms used are remaining term for deposits and term to reprice for borrowings.

(2) Includes custodial and escrow deposits of $10.02 billion at March 31, 2002 and $10.11 billion at December 31, 2001.


                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                                                                       Quarter Ended
---------------------------------------------------------------------------------------------------------------------------
                                                                  Mar. 31,    Dec. 31,    Sept. 30,    June 30,   Mar. 31,
                                                                      2002        2001         2001        2001       2001
---------------------------------------------------------------------------------------------------------------------------
Allowance for Loan and Lease Losses
  Balance, beginning of quarter                                    $ 1,404     $ 1,295      $ 1,170      $1,158     $1,014
  Allowance acquired through business combinations/other               141           6            -          (5)       120
  Provision for loan and lease losses                                  175         200          200          92         82
---------------------------------------------------------------------------------------------------------------------------
                                                                     1,720       1,501        1,370       1,245      1,216
  Loans charged off:
    SFR                                                                (11)         (3)          (6)        (14)        (6)
    Specialty mortgage finance                                          (9)        (10)          (4)         (5)        (7)
---------------------------------------------------------------------------------------------------------------------------
            Total SFR charge offs                                      (20)        (13)         (10)        (19)       (13)
    Second mortgage and other consumer:
        Banking subsidiaries                                           (21)        (16)         (12)        (16)       (12)
        Washington Mutual Finance                                      (43)        (41)         (36)        (34)       (33)
    Commercial business                                                (26)        (38)         (19)        (12)        (4)
    Commercial real estate:
        Other commercial real estate                                    (2)          -           (5)         (3)        (3)
---------------------------------------------------------------------------------------------------------------------------
             Total loans charged off                                   (112)      (108)         (82)        (84)       (65)
  Recoveries of loans previously charged off:
    SFR                                                                  -           -            -           1          1
---------------------------------------------------------------------------------------------------------------------------
             Total SFR recoveries of loans previously charged off        -           -            -           1          1
    Second mortgage and other consumer:
        Banking subsidiaries                                             3           1            1           1          1
        Washington Mutual Finance                                        5           4            5           5          5
    Commercial business                                                  5           5            1           1          -
    Commercial real estate:
        Other commercial real estate                                     -           1            -           1          -
---------------------------------------------------------------------------------------------------------------------------
            Total recoveries of loans previously charged off            13          11            7           9          7
---------------------------------------------------------------------------------------------------------------------------
        Net charge offs                                                (99)        (97)         (75)        (75)       (58)
---------------------------------------------------------------------------------------------------------------------------
  Balance, end of quarter                                          $ 1,621     $ 1,404      $ 1,295      $1,170     $1,158
===========================================================================================================================

  Net charge offs (annualized) as a percentage of average loans       0.23%       0.25%        0.20%       0.20%      0.17%
  Allowance as a percentage of total loans held in portfolio          1.11%       1.06%        0.97%       0.89%      0.87%


WM-14
                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

                                                                     Mar. 31, 2002     Dec. 31, 2001      Mar. 31, 2001
------------------------------------------------------------------------------------------------------------------------
Nonperforming Assets ("NPAs") and Restructured Loans
  Nonaccrual loans:
    SFR                                                                    $ 1,240           $ 1,041              $ 646
    Specialty mortgage finance                                                 477               415                262
------------------------------------------------------------------------------------------------------------------------
      Total SFR nonaccrual loans                                             1,717             1,456                908
    SFR construction:
        Builder                                                                 57                26                 26
        Custom                                                                  15                10                  5
    Second mortgage and other consumer:
        Banking subsidiaries                                                    72                64                 46
        Washington Mutual Finance                                               91                84                 66
    Commercial business                                                        186               159                 58
    Commercial real estate:
        Multi-family                                                            51                56                 19
        Other commercial real estate                                           324               298                110
------------------------------------------------------------------------------------------------------------------------
       Total nonaccrual loans                                                2,513             2,153              1,238
  Foreclosed assets:
    SFR                                                                        126               107                108
    Specialty mortgage finance                                                  70                69                 31
------------------------------------------------------------------------------------------------------------------------
      Total SFR foreclosed assets                                              196               176                139
    SFR construction:
        Builder                                                                  8                 4                  3
        Custom                                                                   -                 1                  -
    Second mortgage and other consumer:
        Banking subsidiaries                                                    12                11                 20
        Washington Mutual Finance                                                9                 9                  7
    Commercial business                                                         13                10                  -
    Commercial real estate:
       Multi-family                                                              -                 -                  1
       Other commercial real estate                                             29                17                 13
------------------------------------------------------------------------------------------------------------------------
       Foreclosed assets                                                       267               228                183
------------------------------------------------------------------------------------------------------------------------
       Total NPAs                                                          $ 2,780           $ 2,381            $ 1,421
       As a percentage of total assets                                        1.01%             0.98%              0.65%

   Restructured loans                                                        $ 101             $ 118              $ 245
------------------------------------------------------------------------------------------------------------------------
        Total NPAs and restructured loans                                  $ 2,881           $ 2,499            $ 1,666
========================================================================================================================

WM-15
                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)

We use interest rate contracts as tools to manage interest rate risk. The following tables summarize the notional amounts, maturities and weighted average interest rates and strike rates associated with these contracts. Interest rate contracts that are embedded with certain adjustable-rate borrowings, while not accounted for as derivatives under SFAS No. 133, have been included in the tables since they also function as interest rate risk management tools.

                                                                                        March 31, 2002
------------------------------------------------------------------------------------------------------------------------------------
                                                                                        Maturity Range
------------------------------------------------------------------------------------------------------------------------------------
                                               Total Notional                                                                  After
                                                    Amount        2002        2003         2004         2005        2006        2006
------------------------------------------------------------------------------------------------------------------------------------
Interest Rate Contracts:
   Asset/Liability Management
     Pay-fixed swaps
       Contractual maturity                      $ 15,608       $  813     $ 5,586      $ 3,534        $ 280     $ 4,448    $   947
       Weighted average pay rate                     4.00%        4.65%       3.03%        4.46%        4.42%       4.39%      5.58%
       Weighted average receive rate                 1.90%        1.89%       1.91%        1.89%        1.89%       1.89%      1.95%
     Receive-fixed swaps
       Contractual maturity                      $  4,628       $   36     $   620      $   100        $ 560     $ 1,004    $ 2,308
       Weighted average pay rate                     1.93%        4.11%       1.59%        2.02%        1.83%       1.91%      2.02%
       Weighted average receive rate                 6.29%        4.19%       5.17%        1.99%        5.48%       6.80%      6.78%
     Interest rate caps/collars/corridors
       Contractual maturity                         $ 935       $  359     $   271      $   191         $ 64        $ 50          -
       Weighted average strike rate                  7.38%        7.34%       7.62%        8.14%        5.94%       5.25%         -
     Payor swaptions
       Contractual maturity (option)             $  5,000            -     $ 5,000            -            -           -          -
       Weighted average strike rate                  6.12%           -        6.12%           -            -           -          -
       Contractual maturity (swap)                      -            -           -            -            -     $ 1,000    $ 4,000
       Weighted average strike rate                     -            -           -            -            -        6.05%      6.14%
     Embedded caps
       Contractual maturity                      $    683            -     $   183      $   500            -           -          -
       Weighted average strike rate                  7.62%           -        7.25%        7.75%           -           -          -
     Embedded payor swaptions(1)
       Contractual maturity (option)             $  6,400            -     $ 5,900      $   500            -           -          -
       Weighted average strike rate                  6.14%           -        6.13%        6.21%           -           -          -
       Contractual maturity (swap)                      -            -           -            -            -     $ 3,750    $ 2,650
       Weighted average strike rate                     -            -           -            -            -       5.99%       6.34%
------------------------------------------------------------------------------------------------------------------------------------
         Total asset/liability management        $ 33,254
====================================================================================================================================

   MSR Risk Management
     Receive-fixed swaps
       Contractual maturity                      $  6,300            -           -            -            -           -    $ 6,300
       Weighted average pay rate                     2.01%           -           -            -            -           -       2.01%
       Weighted average receive rate                 6.02%           -           -            -            -           -       6.02%
     Receiver swaptions
       Contractual maturity (option)             $  1,500       $1,500           -            -            -           -          -
       Weighted average strike rate                  5.88%        5.88%          -            -            -           -          -
       Contractual maturity (swap)                      -            -           -            -            -           -    $ 1,500
       Weighted average strike rate                     -            -           -            -            -           -       5.88%
     Embedded floors (2)
       Contractual maturity                      $  5,150            -           -            -        $ 650           -    $ 4,500
       Weighted average strike rate                  6.33%           -           -            -        5.13%           -       6.50%
------------------------------------------------------------------------------------------------------------------------------------
         Total MSR risk management               $ 12,950
====================================================================================================================================

Total interest rate contracts                    $ 46,204 (3)
====================================================================================================================================

(1)  Embedded interest rate swaptions are exercisable upon maturity.
(2)  At March  31,  2002,  $650  million  of  these  contracts  were  effective.
     Contractual  start dates for the remaining  floors begin on March 18, 2003.
     Once effective, the floors reprice every three months.
(3) Interest rate contracts decreased net interest income by $37 million for the quarter ended March 31, 2002.


                             Washington Mutual, Inc.
                         Selected Financial Information
                              (dollars in millions)
                                   (unaudited)



                                                                                     Dec. 31, 2001
------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Maturity Range
------------------------------------------------------------------------------------------------------------------------------------
                                         Total Notional                                                                       After
                                                 Amount         2002         2003        2004         2005        2006         2006
------------------------------------------------------------------------------------------------------------------------------------
Interest Rate Contracts:
   Asset/Liability Management
     Pay-fixed swaps
       Contractual maturity                    $ 12,905      $ 2,914      $ 2,036     $ 2,534       $   30     $ 4,448      $   943
       Weighted average pay rate                   4.82%        6.09%        3.78%       4.63%        7.15%       4.39%        5.58%
       Weighted average receive rate               2.18%        2.21%        2.23%       2.21%        2.11%       2.20%        1.75%
     Receive-fixed swaps
       Contractual maturity                    $  3,627      $    40      $   120           -       $  560     $ 1,005      $ 1,902
       Weighted average pay rate                   2.05%        2.11%        1.95%          -         1.89%       2.01%        2.13%
       Weighted average receive rate               6.63%        7.17%        5.55%          -         5.48%       6.81%        6.94%
     Interest rate caps/collars/corridors
       Contractual maturity                    $    835      $   380      $   214     $   191            -        $ 50            -
       Weighted average strike rate                7.59%        7.47%        7.86%       8.14%           -        5.25%           -
     Payor swaptions
       Contractual maturity (option)           $  5,500      $   500      $ 5,000           -            -           -            -
       Weighted average strike rate                6.11%        6.04%        6.12%          -            -           -            -
       Contractual maturity (swap)                    -            -            -           -            -     $ 1,000      $ 4,500
       Weighted average strike rate                   -            -            -           -            -        6.05%        6.12%
     Embedded caps
       Contractual maturity                    $    696            -      $   196     $   500            -           -            -
       Weighted average strike rate                7.60%           -         7.25%       7.75%           -           -            -
     Embedded payor swaptions (1)
       Contractual maturity (option)           $  5,900            -      $ 5,900           -            -           -            -
       Weighted average strike rate                6.13%           -         6.13%          -            -           -            -
       Contractual maturity (swap)                    -            -            -           -            -     $ 3,750      $ 2,150
       Weighted average strike rate                   -            -            -           -            -        5.99%        6.37%
------------------------------------------------------------------------------------------------------------------------------------
         Total asset/liability management      $ 29,463
====================================================================================================================================

MSR Risk Management
     Embedded floors (2)
       Contractual maturity                    $  2,300            -            -           -       $2,300           -            -
       Weighted average strike rate                5.12%           -            -           -         5.12%          -            -
------------------------------------------------------------------------------------------------------------------------------------
         Total MSR risk management             $  2,300
====================================================================================================================================

Total interest rate contracts                  $ 31,763 (3)
====================================================================================================================================

(1)  Embedded interest rate swaptions are exercisable upon maturity.
(2)  At December  31,  2001,  $1.8 billion of these  contracts  were  effective.
     Contractual start dates for the remaining floors begin on September 15, 2002. Once effective, the floors reprice every three months.
(3) Interest rate contracts decreased net interest income by $34 million for the quarter ended December 31, 2001.
